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                                                                    EXHIBIT 23.1

                     CONSENT OF THE INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 23, 1999, relating to the financial statements of Playboy.com, Inc. which appears in such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
January 7, 2000